Exhibit 99.1

SINOHUB, INC. ANNOUNCES 2011 THIRD QUARTER
FINANCIAL RESULTS

SHENZHEN, China, November 14, 2011 – SinoHub, Inc. (“SinoHub” or the “Company”), (NYSE Amex: SIHI), an electronics company whose main growth driver is manufacturing and distributing custom, private-label mobile phones, today announced its unaudited financial results for the third quarter ended September 30, 2011.

THIRD QUARTER 2011 FINANCIAL HIGHLIGHTS

–	Total net sales declined year-over-year to US$52.0 million in the third quarter of 2011 compared to US$55.8 million in the third quarter of 2010.
–	Gross profit was US$6.3 million compared to US$10.2 million in the same quarter in 2010. Gross margin was 12.1% compared to 18.3% in the third quarter of 2010.
–	Cash used in operations was US$17.6 million, compared with US$4.7 million in the third quarter of 2010.
–	Net income was US$2.6 million, down from US$6.0 million in the third quarter of 2010.
–	Net income per basic and diluted share were both US$0.08, down from US$0.21 per basic and diluted share, in the third quarter of 2010.

BUSINESS HIGHLIGHTS:

Commenting on the results, SinoHub’s CEO, Mr. Harry Cochran said, “Our results for the third quarter were largely in line with our expectations, as we continued to be impacted by the decline in ICM revenue following the cut back in orders from a major customer in the second quarter.  While we have not yet replaced all of the revenue lost from this key customer, our results have stabilized thanks to our progress on the business development front.  In fact, we have successfully broadened our base of smaller ICM customers placing higher margin orders, which led to an improvement in our ICM gross profit margin from the low in the previous quarter.  We have also made significant inroads with a number of large developing market mobile phone operators.  For example, Philippine Long Distance Telephone Company (PLDT), owners of Smart Communications, Inc, the leading wireless services provider in the Philippines, recently added SinoHub to their List of Accredited Suppliers for Mobile Phones (Private label) for a three year period.  This marks a significant step in the sales process with one of the largest mobile phone operators in Southeast Asia, and while we have not yet secured any orders, we are working hard to move this relationship to the order phase.

“The process to shift the electronic component sales part of our ECSS segment to a brokerage model is ongoing, and we expect to make further progress here in the fourth quarter of 2011. This transition is necessary as we continue to focus our resources on developing our ICM business segment.

“Looking ahead, we remain committed to our long-term strategy to deepen penetration of the mobile device market in developing nations and in other international markets, including North and South America.  We believe that our joint design process and our track record of delivering high quality phones with minimal lead times and flexible order quantities continue to provide us with clear competitive advantages.  While we may continue to face near-term pressure in the short term, we remain confident that our rate of growth in the ICM business segment will rebound in the year ahead.”

Lei Xia, President of SinoHub, added, “We are delighted to become an accredited supplier to PLDT after a thorough due diligence process run by Dun & Bradstreet on their behalf. With forty-eight million subscribers, Smart Communications has a dominant position in their market, and we look forward to establishing a strong long-term relationship with them.”

THIRD QUARTER 2011 FINANCIAL RESULTS

Net Sales
Net sales for the third quarter of 2011 were US$52.0 million, representing a decrease of 7.3% from US$55.8 million in the third quarter of 2010. The year-over-year decrease was primarily attributable to a decline in sales in the Company’s ICM business segment. Sales in the ICM business segment in the third quarter of 2011 were US$16.9 million, down 11.4% from US$19.0 million in the third quarter of 2010 as the Company was not successful in replacing all of the revenue that was lost when a major customer had to drastically cut back on orders with SinoHub starting in the second quarter of 2011 due to inventory problems at the customer.

Net sales from the electronic component sales and supply chain management services segment (collectively ECSS) for the third quarter of 2011 were US$35.1 million, a year-over-year decrease of 4.4% from US$36.7 million in the third quarter of 2010. The primary reason for the decrease in the ECSS business segment was the increasing maturity of the 2G market and the lack of clear leadership in the 3G market. This contrasts with the plentiful arbitrage opportunities that existed in the past in the 2G market when Mediatek had a dominant position and the technology was changing very rapidly.

The Company has begun the process of shifting the electronic component sales (ECP) portion of our ECSS segment, which constitutes most of this segment, to a brokerage model from our current model where we take ownership of components.  This should result in much lower revenue (the Company will only be able to record commissions as revenue instead of the full value of the components), but much higher gross margins.

Gross Profit and Margin

Gross profit for the quarter was US$6.3 million, down 61.9% from US$10.2 million in the third quarter of 2010. Gross margin for the quarter was 12.1%, down from 18.3% in the third quarter of 2010.  However, in the three months ended September 30, 2011, gross margins in ICM recovered to 16.2% from the low level in the three months ended June 30, 2011 as the Company’s sales initiatives to broaden our base of ICM customers started to pay off.

Operating Expenses
Operating expenses, including selling, general and administrative (SG&A) expenses, professional services and other operating income was US$2.7 million, unchanged from US$2.7 million in the third quarter of 2010.

Income from Operations
Income from operations for the quarter was US$3.6 million, or 6.9% of sales, as compared to operating income of US$7.5 million, or 13.4% of sales in the third quarter of 2010.

Income Taxes
The Company recorded US$1.1 million of income tax expenses in the third quarter of 2011, versus the US$1.9 million of income tax expenses it recorded in the corresponding period in 2010. The reason for the decrease is that there was less taxable income.  However, because taxes are calculated on a subsidiary level, resulting in losses in one subsidiary not offsetting gains in another for tax purposes, the decrease is not proportional to the decrease in income, which is calculated on a consolidated basis.

Net Income
Net income attributable to SinoHub’s shareholders was US$2.6 million, compared to US$6.0 million in the third quarter of 2010.  Net margin was 5.0%, as compared to 10.8% in the third quarter of 2010. Net income per basic and diluted shares were both US$0.08, down from US$0.21 per basic and diluted share, in the third quarter of 2010, based on 33.5 million weighted average, basic and diluted shares outstanding.

Liquidity and Capital Resources
As of September 30, 2011, the Company had US$7.0 million in cash and cash equivalents, an increase from US$4.5 million as of December 31, 2010 resulting primarily from new money raised in the first half of 2011. The Company had working capital of US$75.5 million on September 30, 2011, up from US$57.5 million at the end of 2010, and a current ratio of 1.6 to 1 on September 30, 2011.

As of September 30, 2011, the Company had approximately US$7.0 million available to borrow under its credit facilities.

During the nine months ended September 30, 2011, the net amount of cash used in the Company’s operating activities was US$17.6 million, compared to US$4.7 in the same period in 2010, which was mainly attributable to the increase in inventories and accounts receivable.

As of September 30, 2011, inventories were approximately US$37.1 million and accounts receivable were US$60.2 million, compared to approximately US$14.6 million and US$45.7 million on December 31, 2010, respectively. The increase in inventory was related to our ICM business and the increase in accounts receivable resulted from lower collections in ECP in the quarter caused by a change in policy by the Chinese banks which had the effect of lowering credit availability for our customers.

Full-year 2011 Revenue Guidance

The Company reiterates its sales outlook of approximately 2.5 million mobile phones in 2011, and its full-year 2011 revenue guidance of approximately $195 million.  The forecasts reflect the Company’s current and preliminary view, which is subject to change.

BUSINESS OUTLOOK

SinoHub is focused on expanding our ICM business segment by gaining new customers in Southeast Asia where we started and by entering new markets (primarily North and South America). In addition we have begun a strategic initiative to develop our own mobile phone brand in China, the world’s largest mobile phone market. As announced in June 2011, the Company received an application acceptance notice from the Trademark Office of the State Administration for Industry and Commerce of the PRC for the use of the Topolo™ brand name and logo in China, which SinoHub has selected as the brand name for its self-branded line of mobile phones to be sold in the China.  The Company is currently in the process of securing a sales license to sell Topolo™ branded mobile phones in China, and expects to begin initial marketing efforts upon approval of its application for a sales license toward the end of Q1 2012.

CONFERENCE CALL

SinoHub’s senior management will host a conference call at 7:00 am (Pacific) / 10:00 am (Eastern) / 11:00 pm (Beijing/Hong Kong) on Monday, November 14, 2011 to discuss the Company’s 2011 third quarter financial results and recent business activity. To access the live teleconference, please dial +1-877-941-1428 (US) or +1-480-629-9665 (International), and reference the passcode 4487375. Please dial in approximately 10 minutes before the scheduled time of the call.

A replay of the conference call will be available shortly after the call until Monday, November 21, 2011, by dialing +1-877-870-5176 (US) or +1-858-384-5517 (International) and entering the passcode 4487375.

A listen-only webcast of the conference call will also be available on the investor relations page of SinoHub’s website at: http://www.sinohub.com.

About SinoHub, Inc. (NYSE Amex: SIHI)
SinoHub, Inc. (NYSE Amex: SIHI) is a leading electronics company based in Shenzhen, PR China which services clients worldwide. The Company’s integrated contract manufacturing (ICM) business unit is currently focused on providing custom, private label mobile phones to customers in developing countries. This ICM segment is capitalizing on a trend by carriers and distributors to offer their own brands with features and functionality targeted at their local markets, including 3G smart phones, at competitive price points. The Company’s electronic component sales and services (ECSS) business unit provides procurement-fulfillment, spot component sales and supply chain management (SCM) services to manufacturers and design houses.  The company’s SCM services include warehousing, delivery, import/export, and give its customers total transparency into their supply chains by delivering SinoHub SCM, a proprietary, Web-based software platform the company has been using for almost ten years. For more information, visit the Company's Web site at http://www.sinohub.com and the B2B Chips Web site at http://www.b2chips.com.

Cautionary Statement Regarding Forward-looking Information
Some of the statements contained in this press release that are not historical facts constitute forward-looking statements under the federal securities laws. Forward-looking statements can be identified by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed," or "continue" or the negative of those terms. These statements involve risks known to the Company, significant uncertainties, and other factors, many of which cannot be predicted with accuracy and some of which may not even be anticipated, which may cause actual results, levels of activity, performance, or achievements, or our published guidance, to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements. Such risks, uncertainties and factors include, but are not limited to, the Company’s ability to expand its customer base, the ability to access capital for such expansion, assumptions concerning future economic and competitive conditions and other factors detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements.  The Company undertakes no obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

Except as required by law, the company assumes no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.  For further information on factors which could impact SinoHub and the statements contained herein, see the "Risk Factors" included in Item 1A of the Company’s Annual Report on Form 10-K filed with the Securities Exchange Commission on March 14, 2011, as amended by Form 10-K/A filed with the Securities Exchange Commission on May 24, 2011.  The company assumes no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Contacts:

SinoHub, Inc. Grace Wang Tel: + 86-755-2661-1080 Email: grace.wang@sinohub.com	Investor Relations (Hong Kong) Mahmoud Siddig Taylor Rafferty Tel: +852-3196-3712 Email: sinohub@taylor-rafferty.com

Investor Relations (US) Bryan Degnan Taylor Rafferty Tel: +1-212-889-4350 Email: sinohub@taylor-rafferty.com

-     Financial Tables to Follow -

SINOHUB, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2011	December 31, 2010
	(Unaudited)	(As Restated)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$6,956,000	$4,524,000
Restricted cash	94,749,000	32,059,000
Accounts receivable, net	60,207,000	45,686,000
Note receivable	1,523,000	-
Inventories, net	37,129,000	14,631,000
Prepaid expenses and other current assets	1,017,000	704,000
Deposit with suppliers	959,000	1,308,000
Total current assets	202,540,000	98,913,000

PROPERTY AND EQUIPMENT, NET	12,061,000	11,190,000

TOTAL ASSETS	$214,601,000	$110,103,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$8,553,000	$865,000
Customer deposits	1,172,000	107,000
Accrued expenses and other current liabilities	954,000	709,000
Bank borrowings	103,054,000	37,299,000
Collateralized bank advances	10,110,000	-
Capital lease obligations – current portion	793,000	756,000
Income and other taxes payable	2,437,000	1,712,000
Total current liabilities	127,073,000	41,449,000

LONG-TERM LIABILITIES
Capital lease obligations, net of current portion	679,000	845,000
Warrant Derivatives	358,000	1,692,000
Total long-term liabilities	1,037,000	2,537,000

TOTAL LIABILITIES	128,110,000	43,987,000

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 5,000,000 shares authorized;
no shares issued	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized;
33,454,903 shares and 28,570,859 shares issued and outstanding
as of September 30, 2011 and December 31, 2010, respectively	33,000	29,000
Additional paid-in capital	30,791,000	20,122,000
Retained earnings
Unappropriated	49,464,000	42,303,000
Appropriated	934,000	934,000
Accumulated other comprehensive income	5,269,000	2,730,000
Total stockholders’ equity	86,491,000	66,116,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$214,601,000	$110,103,000

SINOHUB, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
		(As Restated)		(As Restated)
NET SALES
ECSS	$35,112,000	$36,727,000	88,326,000	$99,512,000
ICM	16,854,000	19,024,000	42,531,000	38,723,000
Total net sales	51,966,000	55,751,000	130,857,000	138,235,000
COST OF SALES
ECSS	31,528,000	29,816,000	76,637,000	81,540,000
ICM	14,120,000	15,755,000	35,779,000	31,843,000
Total cost of sales	45,648,000	45,571,000	112,416,000	113,383,000

GROSS PROFIT	6,318,000	10,180,000	18,441,000	24,852,000

OPERATING EXPENSES
Selling, general and administrative	2,028,000	2,123,000	6,494,000	6,261,000
Professional services	101,000	193,000	595,000	694,000
Depreciation	502,000	479,000	1,510,000	1,051,000
Stock compensation expense	-	57,000	-	207,000
Stock option compensation amortization	76,000	110,000	265,000	328,000
Provision for bad debts（write back of allowance for doubtful accounts）	33,000	(236,000)	128,000	(45,000)
Total operating expenses	2,740,000	2,726,000	8,992,000	8,496,000

INCOME FROM OPERATIONS	3,578,000	7,454,000	9,449,000	16,356,000

OTHER INCOME (EXPENSE)
Interest expense	(708,000)	(109,000)	(1,813,000)	(352,000)
Interest income	595,000	41,000	1,379,000	145,000
Changes in fair values of warrant derivatives	536,000	539,000	1,334,000	1,011,000
Other, net	(344,000)	9,000	396,000	16,000
Total other income, net	79,000	480,000	1,296,000	820,000

INCOME BEFORE INCOME TAXES	3,657,000	7,934,000	10,745,000	17,176,000
Income tax expense	(1,075,000)	(1,898,000)	(3,583,000)	(4,287,000)

NET INCOME	2,582,000	6,036,000	7,162,000	12,889,000

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	891,000	909,000	2,539,000	1,017,000

COMPREHENSIVE INCOME	$3,473,000	$6,945,000	$9,701,000	$13,906,000

SHARE AND PER SHARE DATA
Net income per share-basic	$0.08	$0.21	$0.22	$0.46
Weighted average number of shares-basic	33,455,000	28,558,000	32,363,000	28,126,000
Net income per share-diluted	$0.08	$0.21	$0.22	$0.45
Weighted average number of shares-diluted	33,478,000	28,721,000	32,416,000	28,362,000

SINOHUB, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF
CASH FLOWS (UNAUDITED)

	Nine months ended September 30,
	2011	2010
		(As Restated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,162,000	$12,889,000
Adjustments to reconcile net income to cash used in operations:
Depreciation - operating expenses	1,510,000	1,051,000
Depreciation - cost of sales	1,252,000	-
Stock compensation expense	-	207,000
Stock option compensation amortization	265,000	328,000
Provision for bad debts( write back of allowance for doubtful accounts)	128,000	(45,000)
Loss on disposal of property and equipment	18,000	-
Changes in fair values of warrant derivatives	(1,334,000)	(1,011,000)
Changes in operating assets and liabilities:
Accounts receivable	(13,021,000)	(16,578,000)
Note receivable	(1,499,000)	-
Inventories	(21,692,000)	3,187,000
Prepaid expenses and other current assets	(291,000)	56,000
Deposit with suppliers	367,000	(4,628,000)
Accounts payable	7,542,000	(608,000)
Customer deposits	1,065,000	(1,313,000)
Accrued expenses and other current liabilities	226,000	87,000
Income and other taxes payable	657,000	1,696,000
Net cash used in operating activities	(17,645,000)	(4,682,000)

CASH FLOWS FROM INVESTING ACTIVITIES
Increase of restricted cash	(60,650,000)	(3,129,000)
Purchase of property and equipment	(3,335,000)	(3,385,000)
Proceed from disposal of property and equipment	9,000	-
Net cash used in investing activities	(63,976,000)	(6,514,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock, net of cost	10,395,000	4,470,000
Proceeds from exercise of options, net of costs	15,000	22,000
Bank borrowings - proceeds	141,967,000	24,609,000
Bank borrowings - repayments	(78,470,000)	(20,382,000)
Collateralized bank advances – proceeds	20,102,000	-
Collateralized bank advances – repayments	(10,154,000)	-
Repayments of capital lease obligations	(129,000)	(647,000)
Net cash provided by financing activities	83,726,000	8,072,000

EFFECT OF EXCHANGE RATE CHANGES	327,000	190,000

NET INCREASE DECREASE IN CASH AND CASH EQUIVALENTS	2,432,000	(2,934,000)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	4,524,000	8,347,000

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$6,956,000	$5,413,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$1,813,000	$352,000
Cash paid for income tax	$2,540,000	$2,444,000
Equipment acquired under capital leases	$-	$2,436,000